UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(b)

ScanSource, Inc. (the “Company”) announced on June 20, 2013 a new worldwide management structure to enhance its value-added technology focus. The new worldwide management structure creates new leadership roles and reporting segments to globally leverage the Company’s leadership in specific technology markets.

As a part of this new structure, the Company created two technology segments each with its own president. The two segments are Worldwide Barcode and Security, which includes the Company’s ScanSource POS and Barcode and ScanSource Security business units, and Worldwide Communications and Services, which encompasses ScanSource Catalyst, ScanSource Communications and ScanSource Services Group. Michael Ferney was appointed to the new position of President – Worldwide Communications and Services. Glen “Buck” Baker was appointed to the new position of President – Worldwide Barcode/POS and Security.

The Company’s new management reorganization includes additional changes in support of its strategic technology focus. Rich Long has been appointed President of ScanSource Catalyst and ScanSource Communications, North America.

In addition, the Company appointed Mr. R. Scott Benbenek to the new position of Senior Vice President of Worldwide Operations and Integration Support. Mr. Benbenek previously served as the Company’s President of Worldwide Operations.

Ms. Andrea D. Meade was appointed to the new position of Executive Vice President of Corporate Development and Chief Information Officer. Ms. Meade previously served as the Company’s Executive Vice President of Operations and Corporate Development.

The new reporting segments of Worldwide Barcode and Security and Worldwide Communications and Services will replace the geographic segments of North America and International. The Company will be changing to product line reporting in its annual report on form 10-K for the fiscal year ending June 30, 2013. All management changes are effective July 1, 2013.

(e)

In connection with the new management structure, the Company made certain market-based design adjustments to its annual executive incentive compensation program for the next fiscal year. The amendments affecting these changes were entered into on June 19, 2013 in order to enhance the alignment of such program to the duties and responsibilities of each executive management role. The changes to the Company’s executive compensation program are designed to achieve an appropriate balance between fixed compensation and variable incentive compensation, pay for performance and promote an alignment between the interests of our executives and our shareholders. The Company’s new management structure and improvements to its executive compensation program were designed to enhance the Company’s ability to attract, motivate, reward and retain the management talent necessary to achieve both long-term and short-term corporate objectives and enhance shareholder value. Additionally, the Company aims to provide its executive officers with incentive-based compensation tied to its performance in achieving growth and improved profitability, which aligns each executive’s opportunity with the interests of our shareholders.

Mr. Benbenek’s Employment Agreement Amendment

In connection with the appointment of Mr. Benbenek to the new position of Senior Vice President of Worldwide Operations and Integration Support, Mr. Benbenek entered into an amendment to his June 6, 2011 employment agreement with the Company (the “Amendment”). The Amendment is effective July 1, 2013, reflects his new position, provides for an annual base salary of $335,000, provides for a target bonus opportunity of 50% of his base salary based on his performance and attainment of management performance goals established by the Chief Executive Officer, and eliminates his ability to receive compensation or benefits as a consequence of a change in control of the Company. The remaining terms of his existing employment agreement remain unchanged.

Ms. Meade’s Employment Agreement Amendment

In connection with the appointment of Ms. Meade to the new position of Executive Vice President of Corporate Development and Chief Information Officer, Ms. Meade entered into an amendment to her June 6, 2011 employment agreement with the Company (the “Amendment”). The Amendment is effective July 1, 2013, reflects her new position and provides for a target annual bonus opportunity of 75% of her base salary (subject to a maximum annual bonus opportunity of 200% of base salary) based on the Company’s return on invested capital and operating income. The remaining terms of her existing employment agreement remain unchanged.

Mr. Mathis’ Employment Agreement Amendment

Mr. Charles Mathis, the Company’s Vice President and Chief Financial Officer, entered into an amendment to his December 17, 2012 employment agreement with the Company (the “Amendment”). The effective date of the Amendment is July 1, 2013. The Amendment provides for a new title for Mr. Mathis of Senior Vice President and Chief Financial Officer. The Amendment also provides for a target bonus opportunity of 50% of his base salary (subject to a maximum annual bonus opportunity of 200% of base salary) based on the Company’s return on invested capital, growth in operating income, and an accounts receivable aging metric. The Amendment also provides for reimbursement of certain relocation expenses in accordance with Company policies and practices in the approximate amount of $125,000. The remaining terms of his existing employment agreement remain unchanged.

Mr. Ellsworth’s Employment Agreement Amendment

Mr. John J. Ellsworth, the Company’s Vice President, General Counsel and Corporate Secretary, entered into an amendment to his June 6, 2011 employment agreement with the Company (the “Amendment”). The effective date of the Amendment is July 1, 2013. The Amendment provides for a target bonus opportunity of 40% of annual base salary (subject to a maximum annual bonus opportunity of 200% of base salary) based on his performance and attainment of management and performance goals overseen by the Compensation Committee. The Amendment also provides for an increase in Mr. Ellsworth’s annual base salary from $243,000 to $275,000. The remaining terms of his existing employment agreement remain unchanged.

Mr. Baur’s Voluntary Agreement to Limit Bonus Opportunity

In connection with the Company’s management reorganization and related modification of its annual incentive compensation program, on June 19, 2013, Michael L. Baur, the Company’s Chief Executive Officer, voluntarily agreed to forego for fiscal 2014 a portion of the incentive compensation to which he would otherwise be entitled under his existing employment agreement for a more limited variable compensation design with a bonus opportunity equal to 150% of his base salary and subject to a cap of 200% of his base salary.

A copy of the Company’s press release dated June 20, 2013, announcing the new management structure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by ScanSource, Inc. dated June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ Michael L. Baur
June 21, 2013	Name:	Michael L. Baur
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by ScanSource, Inc. dated June 20, 2013.

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